                                                                      EXHIBIT 99


NEWS

CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
533 South Fremont Avenue
Los Angeles, CA 90071
(213) 613-3123
TRADED: NYSE:CBG


AT THE COMPANY                    AT THE FINANCIAL RELATIONS BOARD
Cary Brazeman                     Karen Taylor          Stephanie Mishra
Corporate Communications          General Information   Investor/Analyst Contact
(213) 613-3227                    (310) 442-0599        (415) 986-1591
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
FEBRUARY 10, 1998


       CB COMMERCIAL REPORTS RECORD FOURTH QUARTER AND YEAR-END RESULTS,
                  POSITIVE IMPACT OF PREFERRED SHARE PURCHASE

                  . QUARTERLY ADJUSTED EPS INCREASES 38.7% TO $.86
                  . FULL YEAR ADJUSTED EPS INCREASES 84.8% TO $1.83
                  . 35.6% REVENUE AND 70.1% EBITDA GAINS FOR THE QUARTER . 25.2% REVENUE AND 45.3% EBITDA GAINS FOR 1997

LOS ANGELES, CA, FEBRUARY 10, 1998-- CB Commercial (NYSE:CBG), the world's leading commercial real estate services provider, today reported fourth quarter consolidated revenue gains of 35.6%, along with 70.1% growth in earnings before interest, income taxes, depreciation and amortization ("EBITDA"). For the quarter, earnings per share (computed on a diluted basis) increased 38.7% to $.86 per share before the effect of a tax adjustment in the 1996 quarter.

CONSOLIDATED RESULTS

For the quarter ended December 31, 1997, consolidated revenues increased 35.6% to $260.7 million from $192.2 million a year ago. These gains include approximately four months of Koll Real Estate Services ("Koll") revenues.
EBITDA increased 70.1% to $43.9 million compared with $25.8 million in 1996.
The company reported net income applicable to common shareholders of $18.2 million, or $.86 per share, versus net income applicable to common shareholders of $8.7 million, or $.62 per share, up 38.7% in the comparable year-ago quarter, adjusted to exclude the effect of a reduction in tax valuation allowances (which artificially increased net income and earnings per share) in 1996.

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

For the year ended December 31, 1997, consolidated revenues increased 25.2% to $730.2 million versus $583.1 million a year ago. These gains also reflect four months of Koll revenues. EBITDA before one-time charges advanced 45.3% to $90.1 million, versus $62.0 million for the full 1996 year. Net income applicable to common shareholders was $20.4 million, or $1.28 per share, compared to $13.6 million, or $.99 per share, in the prior year period. Earnings per common share (computed on a diluted basis), adjusted to exclude one-time charges of $16.0 million, improved 84.8% to $1.83 per share for the 1997 year.

Both the quarter and year-end adjusted results for 1996 exclude tax valuation allowance adjustments. Additionally, the company noted that total one-time charges of $16.0 million for 1997 included severance, facilities consolidation, accelerated amortization and other costs occasioned by the Koll merger and concurrent refinancing.

PREFERRED STOCK PURCHASE

As previously announced, the company recently purchased all 4.0 million of its existing convertible preferred shares which could have been converted into approximately 2.56 million of common shares. The preferred shares carried a dividend requirement of $.25 per share per quarter. Giving effect for the purchase, the company's earnings per share for the year, on a pro forma basis, would have been about $1.93, assuming an approximate $2.8 million after-tax carrying cost of funding the purchase. The total cost to purchase the preferred shares was $77.0 million, including $5.0 million of accrued dividends. The shares were originally issued in conjunction with the company's acquisition by management in 1989. The sale of the preferred stock, which the Preferred Shareholders intended to effect through a private placement in the event the company had not acquired the shares, will trigger an annual limitation on the use of CB Commercial's net operating loss carryforward. The limitation only impacts the annual use of the loss and not the aggregate loss carryforward available, and affects only actual taxes paid with no material impact on reported earnings per share.

Chairman and Chief Executive Officer, Jim Didion, commented, "We were presented early last month with an opportunity to buy back the preferred shares at an attractive price. We decided to purchase the shares because it was beneficial to both the company and existing shareholders in that we simplified our capital structure and we no longer incur the costs associated with the dividend. Our financial flexibility enabled us to move quickly, eliminating a possible overhang in the market created by the prospective sale of the preferred to various investors while retaining the capacity to complete both the pending acquisition of REI Ltd. and fund our needs going forward."

REI LTD. ACQUISITION UPDATE

Also as previously announced, CB Commercial has agreed to acquire REI Ltd. The purchase price will consist of cash and CBC stock valued in total at approximately (Pounds)57.25 million. Up to 50% of the purchase may be in cash at the option of REI shareholders. Although the price is subject to reduction if adjusted EBITDA is less than approximately (Pounds)7.3 million or if net debt exceeds (Pounds)6.5 million, CB Commercial expects REI to meet or better these levels of

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

performance, resulting in no price adjustment. Since the acquisition will be a taxable transaction, CBC will be able to amortize the bulk of the purchase price for tax purposes over 15 years.

Didion said, "The combination with REI will make us the only global real estate services operation with a commonly owned network, integrated management, and seamless service capabilities across all business lines and geographic locations to meet multinational client demand. We believe the potential for new business is enormous. In our view, a number of our clients, particularly multinational companies, are outsourcing an increasing share of their non-core business activities - their real estate operations as well as their strategic planning, facilities management and transaction management - and we are positioned to capitalize on those growth opportunities."

MARKET FACTORS

A robust national economy and strengthening real estate markets helped drive the company toward its record financial performance for 1997. As an example, in the office space sector, the national vacancy rate dropped below 10% for the first time since 1981. (At year-end, the national rate was 9.9%.) Demand for office space fueled the declining rate, as 73.4 million square feet was absorbed during the year -- the most in a single year since 1989, according to CB Commercial/Torto Wheaton Research, the company's Boston-based real estate econometric analysis and forecasting firm. Positive job creation and generally favorable economic activity gave rise to the demand and, because new supply has been limited, average rents increased in 1997 as well. Notably, the metropolitan New York area exhibited record-high levels of absorption in 1997, pushing vacancy rates to the relatively low levels of the mid-1980s and rents rapidly toward the $40-per-square-foot mark. Both midtown and downtown Manhattan benefited from this trend.

SEGMENT RESULTS

In the third quarter, CB Commercial restructured into three operating units:
Brokerage Services, Corporate and Institutional Management Services, and Financial Services. Beginning with the fourth quarter, the company further segmented the corporate and institutional management services unit into Corporate Services and Institutional Management Services to reflect the current operating structure. Each business segment realized strong revenue growth and steady gains in EBITDA for both the quarter and the year, indicative of the continuing success of their specific growth strategies and the many benefits each derives from CB Commercial's vertical integration.

Didion said, "Clearly we are realizing solid returns on our investments in each of our business segments. We continue to experience strong deal flow and cash flow from our brokerage business which has generated very substantial revenue and profit growth. Our brokerage operation serves as our core business and provides a strong financial base, along with key market intelligence, needed to support the growth of our other business groups -- the financial services, corporate services and institutional management services businesses."

Didion added, "We are pleased with our performance in each business area and the progress towards our longer-term goals."

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

RELATIVE GAINS

For the quarter ended December 31, 1997, CB Commercial produced revenue increases of 25.7% in Brokerage Services, which grew to $141.6 million, 85.3% in Corporate Services, which increased to $15.1 million, 93.5% in Institutional Management Services, which advanced to $29.4 million, and 32.7% in Financial Services, which reached $74.6 million.

BROKERAGE SERVICES (54.3% OF REVENUES; GREW 25.7%)

The company's core business, Brokerage Services (commercial property sales and leasing), contributed 54.3% to consolidated revenues for the quarter. The company reported 25.7% higher brokerage revenues compared to the fourth quarter of last year and 22.4% higher revenues for the year as reduced vacancy rates in much of the U.S. continued to drive rents and sales prices upwards. EBITDA advanced 93.2% for the quarter and 66.9% for the whole year. EBITDA margins improved from 10.9% to 16.8% in the quarter and from 9.0% to 12.3% for the year.

While the business of the Brokerage Services group is made up of thousands of sales and leasing transactions, a significant portion of these transactions involve the same clients year after year.

"Our demonstrated ability to build long term contractual relationships with our key clients continues to drive our revenue growth," according to Brett White, President of Brokerage Services.

White continued, "We experienced higher fees and commissions as a result of higher property values and rental rates, and broadened our revenue base by continuing to increase our market share in property markets nationwide. In particular, our focus this past year was on solidifying our market presence along the eastern seaboard and becoming the firm of choice in those markets, two goals we achieved. In so doing, our revenue stream is now more evenly distributed across the country and the quality of our deal flow has improved. Additionally, the infrastructure we already have in place, in terms of trained, seasoned sales people and our information systems, is more than sufficient for us to accommodate the growing market base and improving real estate environment. Similarly, when revenue increases beyond a certain threshold, we begin to realize the benefits of economies of scale in our brokerage operations, which results in a much higher level of profitability, as evidenced in our results this past year."

CORPORATE SERVICES (5.8% OF REVENUES; GREW 85.3%)

This division provides transaction management, advisory services, and facilities management on a regional, national and international basis, and constitutes a "one-stop" shop for major corporate and institutional clients. Compared to a year-ago, revenues from this unit increased 85.3% to account for 5.8% of total revenues. As one of the top three players in this segment, CB Commercial manages approximately 91 million square feet and serves over 125 major multinational and national corporate clients. EBITDA for the quarter advanced 748.0% to $1.9 million, while segment EBITDA for the year was up 330.1% to $2.5 million. EBITDA margins improved from 2.7% to 12.4% for the quarter and from 2.3% to 6.6% for the year.

Gary Beban, President of Corporate Services, said, "We are delighted by our performance in this segment which is starting to hit its stride. We have been investing heavily here to build the critical

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

mass necessary to enable us to capitalize on the tremendous opportunities in this area. Looking forward, our merger with REI Ltd. expands our capability even further, and positions CB Commercial as the only service provider able to offer a seamless global capability to corporate clients around the world."

INSTITUTIONAL MANAGEMENT SERVICES (11.3% OF REVENUES; GREW 93.5%)

Providing a comprehensive range of property management services, this division has 211 million square feet under management for hundreds of clients. Revenue increased 93.5% to $29.4 million, versus $15.2 million in the prior year, to constitute 11.3% of total revenues. EBITDA for the quarter advanced 13.5% to $3.4 million, while segment EBITDA for the year was up 12.6% to $6.6 million.

Didion said, "While we continue to be pleased with the way our operations have come together here, the full benefits of our integration with Koll are not yet completely evident. We will see meaningful market share increases, the benefits of scale, and further expense synergies as we move forward."

FINANCIAL SERVICES (28.6% OF REVENUES; GREW 32.7%)

A market leader in the delivery of financial services and products to Wall Street, institutional, corporate and offshore investors, CB Commercial's Financial Services group realized record growth during 1997 across nearly all service areas. Services include investment property sales, mortgage banking through L.J. Melody & Company, valuation/appraisal, asset management through Westmark Realty Advisors and real estate market research. Key products include hard-asset funds, loan funds, and mutual funds. Revenue from the Financial Services segment contributed 28.6% to consolidated quarterly revenues and increased 32.7% during the current quarter and 20.9% over the prior year periods. EBITDA increased 44.3% for the quarter and 18.6% for the year, denoting the continued strength in investment property sales and valuation and appraisal activity, as well as an improved mortgage banking environment counterbalanced by relatively flat activity in investment management.

Ray Wirta, President of Financial Services, stated, "Our strong performance continues to be favorably impacted by a renewed interest by investors in real estate as a primary asset class along with a strong general economy which is helping increase asset values. We see both these trends enduring through 1998 and greatly benefiting us further." Wirta continued, "In mortgage banking, though we continue to experience competitive pressures from the great influx of capital and intense competition in originations, we originated a record number of loans during 1997, valued in excess of $3.5 billion and making us the number one loan originator in the country. Going forward, a key emphasis for us in mortgage banking is to substantially grow our presence in those markets where we are less well established, principally the northeast and southeast regions, through acquisitions and selective hirings. As we reported in January, we recently acquired mortgage banking companies in the Pacific Northwest and Central Atlantic regions." Added, Wirta, "In investment property sales, the estimated $9.4 billion in total properties sold for the year places us in the leading market position, as similarly is the case in our ranking in the appraisal area, where our high level of activity resulted in completion of more than 3,700 assignments during the year. In investment management,


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

our growth was about even with last year, reflective of and consistent with the overall contraction occurring within that industry. Nonetheless, we experienced steady growth in our mutual fund offerings, especially the REIT mutual fund we started in the fall of 1996, which has grown to approximately $650.0 million in assets and is attracting about $50.0 million in new capital each month."

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.


Founded in 1906, CB Commercial (NYSE:CBG) is the world's leading commercial real estate services company. Headquartered in Los Angeles, the company serves real estate users, owners and investors in over 200 cities in 35 countries. Services include commercial property sales and leasing, property management, corporate services and facilities management, mortgage banking, realty advisory and investment management, capital markets, appraisal services, financial consulting, market research and human resources. CB Commercial has 6,700 employees.
                                      ***
For more information on CB Commercial (via facsimile and at no cost), simply call 1-800-PRO-INFO and dial client code "CBG." If you are calling from outside the United States, please dial 908-544-2850.

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

                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
                               OPERATING RESULTS
                 FOR THE THREE MONTHS ENDED DECEMBER 31, 1997
           WITH COMPARATIVE FIGURES FOR THE SIMILAR PERIODS IN 1996


                                                                     QUARTER ENDED DECEMBER 31,
                                                  ----------------------------------------------------------
                                                      1997            1996          DIFFERENCE         %
                                                                                                     CHANGE
                                                  ------------    ------------      ----------      --------
CONSOLIDATED
------------
REVENUE                                           $    260,682    $    192,205      $   68,477        35.6%
COSTS AND EXPENSES:
   COMMISSIONS, FEES AND OTHER INCENTIVES              127,752          96,801          30,951        32.0%
   OPERATING, ADMINISTRATIVE AND OTHER                  89,042          69,603          19,439        27.9%
   DEPRECIATION AND AMORTIZATION                         5,788           3,825           1,963        51.3%
                                                  ------------    ------------      ----------      -------
OPERATING INCOME                                        38,100          21,976          16,124        73.4%
INTEREST INCOME                                            639             468             171        36.5%
INTEREST EXPENSE                                         3,773           6,240          (2,467)      -39.5%
                                                  ------------    ------------      ----------      -------
INCOME BEFORE PROVISION (BENEFIT) FOR INCOME TAX
AND EXTRAORDINARY ITEMS                                 34,966          16,204          18,762       115.8%
PROVISION FOR INCOME TAX                                15,772           6,550           9,222       140.8%
REDUCTION OF VALUATION ALLOWANCES                            -         (15,500)         15,500          N/A
                                                  ------------    ------------      ----------      -------
NET PROVISION (BENEFIT) FOR INCOME TAX                  15,772          (8,950)         24,722          N/A
                                                  ------------    ------------      ----------      -------
NET INCOME BEFORE EXTRAORDINARY ITEMS                   19,194          25,154          (5,960)      -23.7%
EXTRAORDINARY ITEMS                                          -               -               -           -
                                                  ------------    ------------      ----------      -------
NET INCOME                                        $     19,194    $     25,154      $   (5,960)      -23.7%
                                                  ============    ============      ==========      =======
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS      $     18,194    $     24,154      $   (5,960)      -24.7%
                                                  ============    ============      ==========      =======
BASIC EARNINGS PER SHARE                          $       0.97    $       1.75      $    (0.78)      -44.6%
                                                  ============    ============      ==========      =======
NUMBER OF SHARES USED IN  COMPUTING BASIC
   EARNINGS PER SHARE                               18,762,328    $ 13,781,803       4,980,525        36.1%
                                                  ============    ============      ==========      =======
DILUTED EARNINGS PER SHARE                        $       0.86    $       1.68      $    (0.82)      -48.8%
                                                  ============    ============      ==========      =======
NUMBER OF SHARES USED IN COMPUTING
   DILUTED EARNINGS PER SHARE                       22,320,451      15,008,295      $7,312,156        48.7%
                                                  ============    ============      ==========      =======
EBITDA                                            $     43,888    $     25,801      $   18,087        70.1%
                                                  ============    ============      ==========      =======


                                    -more-

                CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
                               OPERATING RESULTS
                FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
           WITH COMPARATIVE FIGURES FOR THE SIMILAR PERIODS IN 1996


                                                                           YEAR ENDED DECEMBER 31,
                                                    -----------------------------------------------------------------
                                                       1997              1996           DIFFERENCE           %
                                                                                                            CHANGE
                                                    --------------    -----------       -----------       ----------
CONSOLIDATED
------------
REVENUE                                             $    730,224      $   583,068       $   147,156         25.2%
COSTS AND EXPENSES:
   COMMISSIONS, FEES AND OTHER INCENTIVES                365,705          292,266            73,439         25.1%
   OPERATING, ADMINISTRATIVE AND OTHER                   274,447          228,799            45,648         20.0%
   MERGER RELATED AND OTHER NON-RECURRING CHARGES         12,924                -            12,924           N/A
   DEPRECIATION AND AMORTIZATION                          18,060           13,574             4,486         33.0%
                                                    ------------     ------------       -----------       -------

OPERATING INCOME                                          59,088           48,429            10,659         22.0%
INTEREST INCOME                                            2,598            1,503             1,095         72.9%
INTEREST EXPENSE                                          15,780           24,123            (8,343)       -34.6%

INCOME BEFORE PROVISION
 (BENEFIT) FOR INCOME TAX
    AND EXTRAORDINARY ITEMS                               45,906           25,809            20,097         77.9%
PROVISION FOR INCOME TAX                                  20,558           11,160             9,398         84.2%
REDUCTION OF VALUATION ALLOWANCES                              -          (55,900)           55,900           N/A
                                                    ------------     ------------       -----------       -------
NET PROVISION (BENEFIT) FOR INCOME TAX                    20,558          (44,740)           65,298           N/A
                                                    ------------     ------------       -----------       -------

NET INCOME BEFORE EXTRAORDINARY ITEMS                     25,348           70,549           (45,201)       -64.1%
EXTRAORDINARY ITEMS                                          951                -               951           N/A
                                                    ------------     ------------       -----------       -------
NET INCOME                                          $     24,397      $    70,549       $   (46,152)       -65.4%
                                                    ============     ============       ===========       =======
NET INCOME APPLICABLE TO
 COMMON SHAREHOLDERS                                $     20,397      $    69,549       $   (49,152)       -70.7%
                                                    ============     ============       ===========       =======

BASIC EARNINGS PER SHARE                            $       1.34      $      5.05       $     (3.71)       -73.5%
                                                    ============     ============       ===========       =======
NUMBER OF SHARES USED IN
 COMPUTING BASIC EARNINGS PER SHARE                 $ 15,237,914       13,783,882         1,454,032         10.5%
                                                    ============     ============       ===========       =======

DILUTED EARNINGS PER SHARE                          $       1.28      $      4.99       $     (3.71)       -74.3%
                                                    ============     ============       ===========       =======
NUMBER OF SHARES USED IN
 COMPUTING DILUTED EARNINGS PER SHARE                 15,996,929       14,126,636         1,870,293         13.2%
                                                    ============     ============       ===========       =======

EBITDA EXCLUDING MERGER
 RELATED AND OTHER NONRECURRING CHARGES             $     90,072      $    62,003       $    28,069         45.3%
                                                    ============     ============       ===========       =======

                                    -more-

                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)


                                                     DECEMBER 31,    DECEMBER 31,
                                                         1997            1996
                                                     ------------    ------------
                                                      (UNAUDITED)
ASSETS

CASH AND CASH EQUIVALENTS                               $  47,181       $  49,328
OTHER CURRENT ASSETS                                      103,232          64,624
PROPERTY AND EQUIPMENT, NET                                50,309          40,835
GOODWILL AND OTHER INTANGIBLE ASSETS, NET                 239,384          75,883
OTHER ASSETS, NET                                          65,085          48,274
                                                        ---------       ---------
     TOTAL ASSETS                                       $ 505,191       $ 278,944
                                                        =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT MATURITIES OF LONG-TERM DEBT                    $   4,949       $  15,314
OTHER CURRENT LIABILITIES                                 152,927          90,691
LONG-TERM DEBT, LESS CURRENT MATURITIES                   146,104         148,529
OTHER LONG-TERM LIABILITIES                                35,768          25,830
                                                        ---------       ---------
     TOTAL LIABILITIES                                  $ 339,748       $ 280,364

MINORITY INTEREST                                           7,672              95

STOCKHOLDERS' EQUITY

CONTRIBUTED CAPITAL                                     $ 328,253       $ 193,090
ACCUMULATED DEFICIT                                      (170,482)       (194,605)
                                                        ---------       ---------
     TOTAL STOCKHOLDERS' EQUITY                           157,771          (1,515)
                                                        ---------       ---------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $ 505,191       $ 278,944
                                                        =========       =========

                                    -more-

                                          CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
                                               OPERATING RESULTS BY BUSINESS SEGMENT
               FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 WITH COMPARATIVE FIGURES FOR THE SIMILAR PERIODS IN 1996

                                                                           QUARTER ENDED DECEMBER 31,
                                                            --------------------------------------------------------
                                                              1997            1996         DIFFERENCE       % CHANGE
                                                            --------        --------       ----------       --------
BROKERAGE SERVICES
------------------
Revenue                                                     $141,627        $112,655          $28,972           25.7%
Costs and expenses:
     Commissions, fees and other incentives                   79,720          61,754           17,966           29.1%
     Operating, administrative and other                      38,122          38,593             (471)          -1.2%
     Depreciation and amortization                             1,652           1,594               58            3.6%
                                                            --------        --------          -------        -------
Operating income                                            $ 22,133        $ 10,714          $11,419          106.6%
                                                            ========        ========          =======        =======
EBITDA                                                      $ 23,785        $ 12,308          $11,477           93.2%
                                                            ========        ========          =======        =======
EBITDA Margin                                                   16.8%           10.9%
                                                            ========        ========
EBITDA as a percent of consolidated EBITDA                      54.2%           47.7%
                                                            ========        ========
CORPORATE SERVICES
------------------
Revenue                                                     $ 15,054        $  8,126          $ 6,928           85.3%
Costs and expenses:
     Commissions, fees and other incentives                    6,383           4,566            1,817           39.8%
     Operating, administrative and other                       6,797           3,339            3,458          103.6%
     Depreciation and amortization                               593              46              547        1,189.1%
                                                            --------        --------          -------        -------
Operating income                                            $  1,281        $    175          $ 1,106          632.0%
                                                            ========        ========          =======        =======
EBITDA                                                      $  1,874        $    221          $ 1,653          748.0%
                                                            ========        ========          =======        =======
EBITDA Margin                                                   12.4%            2.7%
                                                            ========        ========
EBITDA as a percent of consolidated EBITDA                       4.3%            0.9%
                                                            ========        ========
INSTITUTIONAL MANAGEMENT SERVICES
---------------------------------
Revenue                                                     $ 29,425        $ 15,206          $14,219           93.5%
Costs and expenses:
     Commissions, fees and other incentives                    8,403           6,423            1,980           30.8%
     Operating, administrative and other                      17,642           5,804           11,838          204.0%
     Depreciation and amortization                             1,054             213              841          394.8%
                                                            --------        --------          -------        -------
Operating income                                            $  2,326        $  2,766          $  (440)         -15.9%
                                                            ========        ========          =======        =======
EBITDA                                                      $  3,380        $  2,979          $   401           13.5%
                                                            ========        ========          =======        =======
EBITDA Margin                                                   11.5%           19.6%
                                                            ========        ========
EBITDA as a percent of consolidated EBITDA                       7.7%           11.5%
                                                            ========        ========
FINANCIAL SERVICES
------------------
Revenue                                                     $ 74,576        $ 56,218          $18,358           32.7%
Costs and expenses:
     Commissions, fees and other incentives                   33,246          24,058            9,188           38.2%
     Operating, administrative and other                      26,481          21,867            4,614           21.1%
     Depreciation and amortization                             2,489           1,972              517           26.2%
                                                            --------        --------          -------        -------
Operating income                                            $ 12,360        $  8,321          $ 4,039           48.5%
                                                            ========        ========          =======        =======
EBITDA                                                      $ 14,849        $ 10,293          $ 4,556           44.3%
                                                            ========        ========          =======        =======
EBITDA Margin                                                   19.9%           18.3%
                                                            ========        ========
EBITDA as a percent of consolidated EBITDA                      33.8%           39.9%
                                                            ========        ========

                                    -more-


                                    CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
                                         OPERATING RESULTS BY BUSINESS SEGMENT
        FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997 WITH COMPARATIVE FIGURES FOR THE SIMILAR PERIODS IN 1996

                                                                            YEAR ENDED DECEMBER 31,
                                                         -------------------------------------------------------------
                                                           1997            1996              DIFFERENCE       % CHANGE
                                                         --------        --------            ----------       --------
 BROKERAGE SERVICES
-------------------
Revenue                                                  $423,485        $345,906               $77,579           22.4%
Costs and expenses:
     Commissions, fees and other incentives               237,697         191,830                45,867           23.9%
     Operating, administrative and other                  133,661         122,845                10,816            8.8%
     Depreciation and amortization                          8,200           7,092                 1,108           15.6%
                                                         --------        --------               -------         ------
Operating income                                         $ 43,927        $ 24,139               $19,788           82.0%
                                                         ========        ========               =======         ======
EBITDA                                                   $ 52,127        $ 31,231               $20,896           66.9%
                                                         ========        ========               =======         ======
EBITDA Margin                                                12.3%            9.0%
                                                         ========        ========
EBITDA as a percent of consolidated EBITDA                   57.9%           50.4%
                                                         ========        ========

CORPORATE SERVICES
------------------
Revenue                                                  $ 37,608        $ 25,564               $12,044           47.1%
Costs and expenses:
     Commissions, fees and other incentives                18,429          14,286                 4,143           29.0%
     Operating, administrative and other                   16,693          10,700                 5,993           56.0%
     Depreciation and amortization                            898             243                   655          269.5%
                                                         --------        --------               -------         ------
Operating income                                         $  1,588        $    335               $ 1,253          374.0%
                                                         ========        ========               =======         ======
EBITDA                                                   $  2,486        $    578               $ 1,908          330.1%
                                                         ========        ========               =======         ======
EBITDA Margin                                                 6.6%            2.3%
                                                         ========        ========
EBITDA as a percent of consolidated EBITDA                    2.8%            0.9%
                                                         ========        ========

INSTITUTIONAL MANAGEMENT SERVICES
---------------------------------
Revenue                                                  $ 67,442        $ 44,783               $22,659           50.6%
Costs and expenses:
     Commissions, fees and other incentives                22,230          17,416                 4,814           27.6%
     Operating, administrative and other                   38,625          21,518                17,107           79.5%
     Depreciation and amortization                          2,040             700                 1,340          191.4%
                                                         --------        --------               -------         ------
Operating income                                         $  4,547        $  5,149               $  (602)         -11.7%
                                                         ========        ========               =======         ======
EBITDA                                                   $  6,587        $  5,849               $   738           12.6%
                                                         ========        ========               =======         ======
EBITDA Margin                                                 9.8%           13.1%
                                                         ========        ========
EBITDA as a percent of consolidated EBITDA                    7.3%            9.4%
                                                         ========        ========

FINANCIAL SERVICES
------------------
Revenue                                                  $201,689        $166,815               $34,874           20.9%
Costs and expenses:
     Commissions, fees and other incentives                87,349          68,734                18,615           27.1%
     Operating, administrative and other                   85,468          73,736                11,732           15.9%
     Depreciation and amortization                          6,922           5,539                 1,383           25.0%
                                                         --------        --------               -------         ------
Operating income                                         $ 21,950        $ 18,806               $ 3,144           16.7%
                                                         ========        ========               =======         ======
EBITDA                                                   $ 28,872        $ 24,345               $ 4,527           18.6%
                                                         ========        ========               =======         ======
EBITDA Margin                                                14.3%           14.6%
                                                         ========        ========
EBITDA as a percent of consolidated EBITDA                   32.0%           39.3%
                                                         ========        ========

MERGER RELATED AND OTHER NONRECURRING COSTS              $ 12,924        $      -               $12,924            n/a
-------------------------------------------              ========        ========               =======         ======
